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                                                                   Exhibit 10.20



                  FIRST AMENDMENT TO THE GEEG HOLDINGS, L.L.C.
                                2000 OPTION PLAN
                                ----------------

         This First Amendment (this "First Amendment") to the GEEG Holdings, L.L.C. 2000 Option Plan (the "Plan") of GEEG Holdings, L.L.C., a Delaware limited liability company (the "Company"), has been deemed advisable and has been adopted pursuant to the terms of Section 6.7 of the Plan by the Company's Board of Directors and is effective on December 19, 2000. Terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

         1.       AMENDMENT TO THE PLAN.

         EXERCISE PROCEDURE. Section 5.2(a) of the Plan is hereby amended and restated to read as follows:

         "(a) EXERCISE PROCEDURE. Options shall be exercisable to the extent they are vested, by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price. Payment of such exercise price shall be made in cash (including check, bank draft, money order or wire transfer of immediately available funds)."

2.       THE PLAN. In all other respects, the Plan is ratified and shall, as so changed by this First Amendment, continue in full force and effect.